Exhibit 99.1

       Possis Medical, Inc., to Present at the UBS Global Life
                         Sciences Conference


    MINNEAPOLIS--(BUSINESS WIRE)--Sept. 25, 2006--Possis Medical, Inc. (NASDAQ:POSS), today announced that it is participating in the UBS Global Life Sciences Conference at The Grand Hyatt Hotel in New York on Wednesday, September 27, 2006. Jules Fisher, vice president of finance and CFO, and John Riles, director of global marketing and new business development, are scheduled to present a company overview and discuss Possis' pioneering medical technologies to conference attendees at 7:30 a.m. ET.

    A live Webcast of the presentation will be available at 7:30 a.m. ET on Wednesday, September 27, at www.possis.com under the "Investors" tab. A replay will be available beginning approximately three hours after the live presentation at the same address until October 28, 2006.

    Possis Medical Inc. develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The AngioJet(R) Rheolytic(TM) Thrombectomy System is marketed in the United States for blood clot removal from coronary arteries and coronary bypass grafts, leg arteries and AV dialysis access grafts.


    CONTACT: Possis Medical, Inc., Minneapolis
             Jules L. Fisher, 763-450-8011
             Jules.Fisher@possis.com